Exhibit 10.2

October 19, 2004

Mr. T. Kevin Dunnigan
8155 T&B Blvd.
Memphis, TN 38125

Dear Kevin:

This letter documents the agreement to extend your term as Chairman of the Board of Thomas & Betts Corporation for an additional year. Therefore, effective as of September 1, 2004, we hereby amend the Retirement Agreement between Thomas & Betts Corporation and yourself dated December 2, 2003, to change the termination date in section 3(a)(i) from “December 31, 2004,” to “December 31, 2005.” All of the other terms and conditions of the Retirement Agreement shall remain unaltered.

Yours truly, THOMAS & BETTS CORPORATION
By:	/s/ J. N. Raines
J. N. Raines
V.P. – General Counsel and Secretary

Agreed:
/s/ T. Kevin Dunnigan
T. Kevin Dunnigan